UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 29, 2005

Cellegy Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, Suite 200 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 616-2200

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

As described in Item 5.02 below, Cellegy Pharmaceuticals, Inc. (“Cellegy” or the Company”) issued a press indicating announcing that Robert J. Caso has been appointed as Vice President, Finance of the Company.  Mr. Caso’s employment arrangement provides for compensation at an annual rate of $200,000 per annum.  He will also receive an option to purchase up to 100,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant.  He will become a participant in the Company’s Retention and Severance Plan, and will enter into the Company’s standard indemnity agreement for officers of the Company.

Item 5.02 Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers.

On March 29, 2005, Cellegy issued a press indicating announcing that A. Richard Juelis, the Company’s Vice President, Finance and Chief Financial Officer, resigned as an officer and employee of the Company to pursue other interests and that Robert J. Caso had been appointed as Vice President, Finance of the Company.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: March 29, 2005	By:	/s/ Richard C. Williams
Richard C. Williams
Interim Chief Executive Officer
(Duly Authorized Officer)